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                                                                   EXHIBIT 10.60

                         MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of September, 2000, by and between travelbyus.com ltd., an Ontario corporation ("travelbyus"), Global Leisure Travel, Inc., a Washington corporation ("GLT"), Sunmakers, Inc. ("Sunmakers"), KWTI Company ("KWTI"), Firstrav International, Inc. ("Firstrav"), Cruise Alaska Tours, Inc. ("CAT") and AOI, Inc. ("AOI"). GLT, Sunmakers, KWTI, Firstrav, CAT and AOI are referred to herein collectively as the "GLT Companies".

     WHEREAS, GLT is a wholly owned subsidiary of Aviation Group, Inc., a Texas corporation ("Aviation Group"), and each of Sunmakers, KWTI, Firstrav, CAT and AOI is a wholly-owned subsidiary of GLT;

     WHEREAS, the GLT Companies are primarily engaged in the wholesale and retail sale of travel packages for North American, Pacific Island and Australian destinations (the "Business");

     WHEREAS, travelbyus is a company which provides consumers and travel agents with the opportunity to browse travel options world-wide and book travel reservations through call center operations or Internet connection;

     WHEREAS, pursuant to that certain Arrangement Agreement dated May 3, 2000 between travelbyus and Aviation Group (the "Arrangement"), travelbyus and an Ontario subsidiary of Aviation Group will consummate an arrangement under Ontario law and cause travelbyus to be an indirect subsidiary of Aviation Group;

     WHEREAS, GLT's offices are currently located in Seattle, Washington, and in anticipation of the completion of the Arrangement and to reduce costs, the GLT Companies desire to move their operations and business to Reno, Nevada, where travelbyus' primary business offices are located;

     WHEREAS, to facilitate the transactions contemplated by the Arrangement, the parties hereto deem it desirable for travelbyus to perform for GLT various management and support services in connection with the Business in accordance with the terms and upon the conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Appointment. The GLT Companies hereby appoint travelbyus, and travelbyus hereby accepts the appointment, subject at all times to the terms and provisions herein set forth, as the sole and exclusive agent acting for and on behalf of the GLT Companies to perform the Services (as defined below).

     2. Management and Support Services. Consistent with the provisions of this Agreement, subject to any directives or policies established by GLT, travelbyus shall supervise and manage the

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operation of the Business on behalf of GLT, which obligation of travelbyus shall include full managerial services for the Business. Without limiting the generality of the foregoing, travelbyus shall, in consultation with GLT, provide and perform all management and support services (the "Services") required in connection with the operation of the Business, including, without limitation, the following:

          (a) provide office space, utilities, furnishings and conference facilities;

          (b) provide all necessary telephone, computers, fax, communications, and other office equipment and supplies;

          (c)  provide reception, secretarial and related clerical support;

          (d)  provide professional staff support and assistance;

          (e) provide bookkeeping, accounting and related administrative support;

          (f) shall supervise and direct the billing and collection of all accounts due GLT for services rendered, subject to collection policies established from time to time by mutual agreement of the parties;

          (g)  provide marketing services;

          (h) develop, maintain and service the contracts and customers of the GLT Companies;

          (i) maintain separate books, records and accounts for the GLT Companies reflecting their own revenues and expenses; and

          (j) generally provide all overhead and required support for the Business.

     3. Authority. travelbyus is hereby expressly authorized to perform the Services hereunder in whatever manner it deems reasonably appropriate to meet the day-to-day requirements of the operations of the Business; provided, however, it shall comply with any policies or directives established from time to time by GLT.

     4.   Compliance with Laws.

          (a) travelbyus shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

          (b) travelbyus shall apply for and use commercially reasonable efforts to obtain and maintain all state, federal, and local licenses and regulatory permits required in connection with the management or operation of the Business and any equipment located therein. The GLT Companies shall cooperate with travelbyus in applying for, obtaining and maintaining such licenses and permits.

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     5.   Fees and Expenses of GLT.  In consideration for the Services rendered by travelbyus pursuant to this Agreement, GLT shall pay to travelbyus:

          (a) a retainer of Five Thousand Dollars ($5,000) ("Retainer") per month during the term of this Agreement;

          (b) a service fee of Fifty-five Dollars ($55.00) ("Service Fee") per passenger that is booked for the GLT Companies and for which the GLT Companies have received full payment. Travelbyus will provide to GLT within 15 days after the end of each calendar month a detailed accounting of the number of passengers for which a Service Fee has accrued. Payment of such Service Fee shall be made by GLT to travelbyus on or before ten (10) days after GLT receives such accounting;

          (c) GLT shall pay, when and as due, or reimburse travelbyus for its direct and actual out-of-pocket costs for, all marketing and advertising expenses incurred by or on behalf of GLT specifically for the marketing and advertising of the GLT Companies or their products or services;

          (d) GLT shall pay, when and as due, or reimburse travelbyus for its direct and actual out-of-pocket costs for (i) delivery and postage charges directly relating to the business of the GLT Companies and (ii) all long distance and other telephone charges directly associated with or resulting from toll-free telephone numbers utilized by the GLT Companies; and

          (e) GLT shall pay (or cause the payment of) all rental, common area maintenance, and other charges due or payable to the lessors under the office leases for GLT's existing premises located at 100 West Harrison, South Tower Building, Seattle, Washington, and 4192 Meridian Street, Bellingham, Washington, until such time as such leases expire or are terminated or as GLT shall assign said leases to one or more third parties who shall in writing assume all of a GLT's obligations under the applicable lease.

          (f) Notwithstanding the provisions of Sections 5(a) through and including 5(e), if in any month the gross revenues of the GLT Companies are insufficient to pay (or reimburse) the fees and expenses set forth in Sections 5(a) through and including 5(e) for such month, then first the Service Fee, second the Retainer and third the expenses required to be paid or reimbursed by GLT under Sections 5(c) and 5(d), in such order of priority and to the extent that the GLT Companies' gross revenues are insufficient to pay or reimburse travelbyus for the same, shall not be due and payable and shall accrue until such time (but not later than the termination or expiration of this Agreement) as the GLT Companies' revenues shall be sufficient to pay such accrued fees and expenses.

     6. travelbyus Expenses. Except as specifically provided in Section 5(c) and (d), travelbyus shall pay all fees, salaries or other expenses incurred by or for travelbyus in connection with the provision and performance of the Services.

     7. Third Party Costs. In addition, travelbyus shall pay the compensation (including fringe benefits) of its officers and employees and shall reimburse such officers and employees for their reasonable out-of-pocket expenditures in each case, in connection with the services performed by travelbyus pursuant to this Agreement. travelbyus will pay for all fees and expenses of third

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parties for services rendered by such third parties to travelbyus in the course of performance of travelbyus' services provided hereunder.

     8.   Term; Termination.

          (a) The term of this Agreement shall commence on September 1, 2000 and shall continue through and including June 30, 2001; provided, however, this Agreement shall automatically renew for an additional term of one year expiring on June 30, 2002 unless any of the parties notifies the other party that it does not intend to renew the Agreement no later than April 1, 2001.

          (b) Upon the termination of this Agreement, except in the event of the consummation of the transaction contemplated by the Arrangement, travelbyus shall, at its cost, for a period not to exceed 90 days, cooperate with, and assist, GLT to regain management of the Business.

     9.   Bank Accounts; Accounting Records.

          (a) travelbyus shall, with and subject to GLT's prior approval, open and maintain accounts and investments in such banks and other financial institutions as travelbyus may from time to time select, with such balances therein (which may be interest bearing or non-interest bearing) as travelbyus shall from time to time deem appropriate in the names of the GLT Companies, and shall deposit in such account(s) all receipts and monies specifically related to the Business and received by travelbyus on behalf of any of the GLT Companies, and shall make disbursements from the accounts of and on behalf of the GLT Companies and in such amounts and at such times as the same are required. Signatories and approvals as to the amounts on all checks shall be in accordance with mutually agreed requirements.

          (b) travelbyus shall manage and collect the accounts receivable of the GLT Companies, including, but not limited to, extending the time of payment of any such accounts for cash, credit or otherwise; discharging or releasing the obligors of any such accounts; suing, assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that extraordinary collections measures, such as discharging or releasing obligors or assigning or selling accounts at a discount to collection agencies, shall not be undertaken without approval of GLT. travelbyus shall collect and receive, in the names of the GLT Companies and on their behalf, all monies paid on billings as set forth above. Upon receipt of any funds due to the GLT Companies, travelbyus shall immediately deposit the funds into the proper accounts of the respective GLT Companies, which shall be and remain at all times in the names of the GLT Companies. Both parties intend for travelbyus to take possession of, copy and deposit into the accounts of the GLT Companies any notes, checks, money orders, insurance, and any other instruments received in payment of accounts receivable for services rendered by or for any of the GLT Companies.

          (c) travelbyus shall supervise, direct and maintain the operation of a suitable accounting system and shall cause to be delivered to GLT financial statements as follows:

               (1) Within seventy-five (75) days after the close of the fiscal year, unless delay in delivering the reports is caused by an independent public accounting firm, unaudited separate and consolidated balance sheets and related statements of

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          operations, shareholders' equity and changes in financial position, all prepared in accordance with generally accepted accounting principles consistently applied.

               (2) For each quarter of operation of the Business, unaudited separate and consolidated balance sheets and related statements of operations, shareholders' equity and changes in financial position, prepared in accordance with generally accepted accounting principles (except for the lack of notes and normal year-end adjustments).

               (3) For each month of operation of the Business, detailed statements of all amounts paid to travelbyus by GLT, or billed to GLT by travelbyus, whether for the Service Fee (as defined hereinafter) or other items and of all revenues and expenses of the Business.

               (4) travelbyus shall keep GLT informed of the condition and operation of the Business with such other and special reports as GLT may reasonably request.

               (5) The financial and business records of the GLT Companies shall be kept by travelbyus at the office of travelbyus and shall be available for inspection by GLT, its auditors or its authorized representatives at all times during normal business hours (and at any time in the event of an emergency).

          (d) travelbyus shall establish and administer accounting procedures and controls and systems for the development, preparation and safekeeping of records and books of accounting relating to the Business. travelbyus shall maintain the books, records and accounts of the GLT Companies in accordance with U.S. generally accepted accounting principles or as may be otherwise mutually agreed to by GLT and travelbyus. travelbyus shall cooperate in all respects necessary to permit GLT's auditors to audit the financial statements of the GLT Companies for each fiscal year and to review the financial statements of the GLT Companies for each fiscal quarter.

     10. Insurance. Throughout the term of this Agreement, travelbyus shall, at its sole expense, obtain and maintain with commercial carriers, appropriate workers' compensation coverage for travelbyus' employed personnel provided pursuant to this Agreement, and professional, casualty and comprehensive general and vicarious liability insurance covering travelbyus, travelbyus' personnel, and all of travelbyus' equipment in such amounts, on such basis and upon such terms and conditions as GLT deems reasonably necessary, and such policies shall name the GLT Companies as additional insureds.

     11. Status of travelbyus. Nothing in this Agreement is intended, and nothing shall be construed, to create an employer/employee, partnership, or joint venture relationship among the parties hereto. The Services to be provided hereunder shall be furnished in a manner consistent with the standards governing such services and the provisions of this Agreement. Each party understands and agrees that (i) the other will not be treated as an employee for federal tax purposes, (ii) neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the party incurring the liability, and

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(iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

     12.  Indemnification.

          (a) GLT shall protect, indemnify and hold harmless travelbyus, its shareholders, officers, directors, and employees and their respective successors and assigns from and against any and all loss, damage, liability, claims, demands, causes of action and expense of any kind, arising from injuries, death or damages to persons or property arising from travelbyus' performance of its duties under this Agreement, or the condition of the premises unless such liability resulted solely from (1) the negligence of travelbyus or (2) the willful misconduct of travelbyus in the performance of its duties under this Agreement.

          (b) If any claim shall be made or proceeding instituted (collectively, "Action") against any indemnified person ("Indemnitee") for which indemnity will be sought pursuant to this Agreement, such Indemnitee shall promptly notify the indemnifying person ("Indemnitor") in writing ("Indemnification Notice"). The Indemnitor, within ten (10) days following receipt of the Indemnification Notice, shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee and any other parties the Indemnitor may designate. Indemnitee's approval of counsel shall not be unreasonably denied or delayed. Indemnitor shall pay the reasonable fees and disbursements of such counsel directly related to the Action. Notwithstanding the foregoing, any Indemnitee shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of the Indemnitee unless: (i) the Indemnitor shall have failed to retain counsel as required herein, or (ii) counsel retained by the Indemnitor is inappropriate due to actual or potential conflicting interests between the Indemnitee and any other party represented by such counsel in the Action. The parties agree that the Indemnitor shall not be liable for the fees and disbursements of more than one law firm qualified to act as counsel for the Indemnitee in connection with an Action.

          (c) The Indemnitor shall not be liable for payment of any settlement of an Action without Indemnitor's prior written consent. The Indemnitee also shall have the right to consent in writing prior to settlement of an Action, but such consent shall not be unreasonably withheld or delayed. The Indemnitor shall not be liable for payment of any pre-Action settlement of a matter which would give rise to a claim for indemnification hereunder unless the potential Indemnitee has obtained the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

     13. Confidentiality. In the course of the relationship created pursuant to this Agreement, each of the parties will have access to certain methods, trade secrets, processes, ideas, procedures, inventions, discoveries, concepts, software in various stages of development, designs, drawings, specifications, models, data, documents, diagrams, flow charts, research, economic and financial analysis, developments, procedures, know-how, marketing and other techniques, plans, and materials, forms, copyrightable materials and trade information (collectively, the "Proprietary Information") regarding the operations of the other party (collectively, the "Protected Party"). The parties shall maintain all such Proprietary Information in strict secrecy, shall not divulge such information to any third parties, or use such Proprietary Information for any purpose, except as may be necessary for the discharge of their obligations under this Agreement. The parties shall take all necessary and proper precautions against disclosure of any Proprietary Information to unauthorized

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persons by any of their officers, directors, employees or agents. All officers, directors, employees and agents of the parties who will have access to all or any part of the Proprietary Information may be required to execute an agreement, at the reasonable request of the other party, valid under the law of the jurisdiction in which such agreement is executed, and in a form acceptable to such other party and its counsel, committing themselves to maintain the Proprietary Information in strict confidence and not to disclose it to any unauthorized person or entity. The parties recognize that a breach of this Section cannot be adequately compensated in money damages and therefore agree that injunctive relief shall be available to the Protected Party as their respective interests may appear. Except in the case of the termination of this Agreement due to the consummation of the transactions contemplated in the Arrangement wherein the obligations of the parties under this Section shall terminate, the obligations of the parties pursuant to this Section shall survive the termination of this Agreement.

     14. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, approvals or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier or by facsimile transmission; and a notice, request or consent given under this Agreement is effective on receipt by the person to receive it. All notices, approvals and consents must be given to the parties at the following addresses:

          If to travelbyus:        travelbyus.com ltd.
                                   3301 South Virginia Street
                                   Reno, Nevada  89502
                                   Attention:  Bill Kerby
                                   Telecopy:  (775) 689-2842

          If to GLT:               Global Leisure Travel, Inc.
                                   c/o Aviation Group, Inc.
                                   700 North Pearl Street, Suite 2170
                                   Dallas, Texas  75201
                                   Attention:  Lee Sanders
                                   Telecopy:  (214) 922-9242

     Whenever any notice is required to be given by law or by this Agreement, a written waiver thereof, signed by the party entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of that notice.

     15.  Miscellaneous.

          (a) Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, no party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that travelbyus may delegate the provision and performance of the Services to one or more of its U.S. subsidiaries so long as it remains primarily responsible therefor.

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          (b)  Headings. The headings contained herein are nonsubstantive and are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

          (c) Choice of Law and Venue. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          (e) Waiver of Breach. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or other provision hereof.

          (f) Severability. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be in full force and effect, enforceable in accordance with its terms.

          (g) Amendments. This Agreement may not be amended, modified or altered except by a written instrument executed by all parties hereto.

          (h) Entire Agreement. No party has made any representations, warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof.

          (i) Attorneys' Fees. Should any party be required to bring legal action (including arbitration) to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its reasonable attorneys' fees and costs in addition to any other relief to which it is entitled.

          (j) Additional Acts. The parties agree to perform such further acts and to execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement.

          (k) Interpretation. The language of this Agreement shall not be construed against any party, it being agreed that all parties have participated in the negotiation and drafting of this Agreement.

          (l) Time of Essence. Time is of the essence in the performance by all parties of their obligations under this Agreement.

          (m) No Third-Party Benefit. This Agreement is for the benefit of the parties only, and is not intended to and shall not confer any rights or benefits upon any person who is not a party hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        travelbyus.com ltd.,
                                        an Ontario corporation


                                        By:  /s/ BILL KERBY
                                           -------------------------------------
                                        Name:  Bill Kerby
                                             -----------------------------------
                                        Title:  CEO
                                              ----------------------------------

                                        Global Leisure Travel, Inc.,
                                        a Washington corporation


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

                                        Sunmakers, Inc.


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        KWTI Company


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------


                                        Firstrav International, Inc.


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------



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                                        Cruise Alaska Tours, Inc.


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              --------------------------------


                                        AOI, Inc.


                                        By:  /s/ RICHARD MORGAN
                                           -------------------------------------
                                        Name:  Richard Morgan
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------

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